As filed with the Securities and Exchange Commission on August 8, 2006

Registration No. 033-41325

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UQM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-0579156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7501 Miller Drive, Frederick, Colorado
80530
(Address of Principal Executive Offices) (Zip Code)

Unique Mobility, Inc. Incentive and Non-Qualified Stock Option Plan
(Full title of the plan)

Donald A. French, Treasurer
7501 Miller Drive, Frederick, Colorado 80530
(303) 278-2002
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Nick Nimmo, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

DEREGISTRATION

     The Registration Statement on Form S-8 (Registration No. 033-41325) (the “Registration Statement”) of UQM Technologies, Inc., a Colorado corporation (“UQM”), pertaining to the registration of 400,000 shares of common stock, par value $0.01 per share, of UQM pursuant to the Unique Mobility, Inc. Incentive and Non-Qualified Stock Option Plan (the “Plan”) , to which this Post-Effective Amendment No. 1 relates, was originally filed with the Securities and Exchange Commission on June 21, 1991.

     The Plan has expired and no further securities will be issued pursuant to the Plan.  In accordance with an undertaking made by UQM in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of UQM which remain unsold at the termination of the offering, UQM hereby removes from registration all securities registered under the Registration Statement which remain unsold.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits
24.1	Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Colorado, on this 31st day of July, 2006.

UQM TECHNOLOGIES, INC.
By:	/s/ William G. Rankin
William G. Rankin
Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Rankin	Chief Executive Officer (Principal Executive Officer)	July 31, 2006
William G. Rankin

/s/ Donald A. French Donald A. French	Treasurer and Secretary (Principal Financial and Accounting Officer)	July 31, 2006

/s/ * Ernest H. Drew	Director	July 31, 2006

/s/ * Stephen J. Roy	Director	July 31, 2006

/s/ * Donald W. Vanlandingham	Director	July 31, 2006

/s/ * Jerome H. Granrud	Director	July 31, 2006

* By Donald A. French, Attorney-in-Fact.